Exhibit 10.3

[Letterhead]

                             , 2007

Hicks Acquisition Company I, Inc.
100 Crescent Court, Suite 1200
Dallas, Texas 75201

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

        Re: Initial Public Offering

Gentlemen:

        This letter is being delivered to you in accordance with the Underwriting Agreement (the "Underwriting Agreement") entered into by and between Hicks Acquisition Company I, Inc., a Delaware corporation (the "Company") and Citigroup Global Markets Inc., as representative of the several underwriters (the "Underwriters"), relating to an underwritten initial public offering (the "Offering"), of 40,000,000 of the Company's units (the "Units"), each comprised of one share of the Company's common stock, par value $0.0001 per share (the "Common Stock"), and one warrant exercisable for one share of Common Stock (each, a "Warrant"). The Units sold in the Offering will be listed and traded on the American Stock Exchange pursuant to a Registration Statement on Form S-1 and prospectus (the "Prospectus") filed by the Company with the Securities and Exchange Commission. Certain capitalized terms used herein are defined in paragraph 7 hereof.

        In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned [officer] [director] hereby agrees with the Company as follows:

        1.     The undersigned [officer] [director] hereby agrees that in the event that the Company fails to consummate a Business Combination (as defined in the Underwriting Agreement) within 24 months after the date of the final Prospectus relating to the Offering, the undersigned shall take all reasonable steps to (a) cause the Trust Account to be liquidated and distributed to the holders of Common Stock purchased in the Offering and (b) cause the Company to be dissolved and liquidated as soon as reasonably practicable. The undersigned agrees that in connection with any cessation of the corporate existence of the Company, he or she will take all reasonable steps to cause the Company to adopt a plan of dissolution and distribution in accordance with Section 281(b) of the General Corporation Law of the State of Delaware or any successor provision thereto.

        2.     [To be included in officer letters only, not independent director letters.]

                 (a) The undersigned agrees that, in order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, until the earlier of the Company's completion of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer of the Company, the undersigned will present to the Company for its consideration, prior to presentation to any other entity, any relevant business opportunity with a fair market value of $200.0 million or more, subject to any pre-existing fiduciary or contractual obligations [he] [she] might have.

                 (b) The undersigned understands that the Company may effect a Business Combination with any entity other than an entity engaged in the energy industry as its principal business or whose principal business operations are conducted outside of the United States or Canada and agrees that [he] [she] will not participate in the formation of, or become affiliated as an officer, director or stockholder of, any other blank check company until the closing of this offering and will not become involved with any blank check company, other than a blank check company which may complete a business combination with a company engaged in the energy industry as its principal business or whose principal business operations are conducted outside of the United States or Canada, until the Company has entered into a definitive agreement regarding its initial Business Combination; provided, however, that nothing contained herein shall override the undersigned's fiduciary obligations to any entity with which [he] [she] is currently directly or indirectly associated or affiliated or by whom [he] [she] is currently employed.

                 (c) The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the undersigned of his or her obligations under paragraph 2(b), monetary damages may not be an adequate remedy for such breach and (ii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy such party may have, in the event of such breach.

        2.     [To be included in William H. Cunningham, William A. Montgomery, Brian Mulroney and William F. Quinn letters only.]

                 (a) The undersigned agrees that in connection with any proposed Business Combination, he (i) shall vote all Founder's Shares owned by the undersigned in accordance with the majority of the votes cast by the Public Stockholders, (ii) the undersigned shall vote any shares acquired by him in the Offering or the secondary public market in favor of any proposed Business Combination, and (iii) the undersigned shall vote all shares owned by him in favor of an amendment to the Company's Certificate of Incorporation providing for the Company's perpetual existence in connection with a vote to approve a proposed Business Combination. For the avoidance of doubt, the undersigned also acknowledges and agrees that he will not have any conversion rights with respect to the Founder's Shares owned by the undersigned.

                 (b) To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 6,000,000 Units of the Company (as described in the Prospectus), the undersigned agrees that he shall return to the Company for cancellation, at no cost, the number of Founder Units held by the undersigned determined by multiplying 57,500 by a fraction, (i) the numerator of which is 6,000,000 minus the number of shares of Common Stock purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 6,000,000.

                 (c) The undersigned hereby waives any right, title, interest or claim of any kind in or to any distributions of the Trust Account as a result of any liquidation of the Company with respect to the Founder's Shares.

        3.     (a) Until the date which is 180 days after the completion of a Business Combination (the "Lock-Up Period"), the undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, with respect to the Founder's Units, the Founder's Shares and Founder's Warrants, any Units acquired in the Offering and the Common Stock and Warrants comprising the Units, the Common Stock issuable upon exercise of the Founder's Warrants or Warrants or any securities convertible into or exercisable or exchangeable for Common Stock or such Warrants or Founder's Warrants or other rights to purchase Common Stock or any such securities (collectively, the "Offering Securities"), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Offering Securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

                 (b) Notwithstanding the foregoing, the undersigned may transfer his Offering Securities (i) to the Company's officers or directors, any affiliates or family members of any of the Company's officers or directors or any affiliates of the Sponsor, (ii) by gift to a member of the undersigned's immediate family or to a trust, the beneficiary of which is a member of the undersigned's immediate family, an affiliate of the undersigned or to a charitable organization; (iii) by virtue of the laws of descent and distribution upon death of the undersigned; (iv) pursuant to a qualified domestic relations order; (v) in the event of the Company's liquidation prior to the Company's completion of a Business Combination or (vi) in the event of the Company's consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company's stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company's consummation of a Business Combination; provided, however, that the permissive transfers set forth above may be implemented only upon the respective transferee's written agreement to be bound by the terms and conditions of this Letter Agreement. During the applicable Lock-Up Period, the undersigned shall not grant a security interest in his Offering Securities.

                 (c) Further, the undersigned agrees that after the Lock-Up Period has elapsed, the Offering Securities shall only be transferable or saleable pursuant to a sale registered under the U.S. Securities Act or pursuant to an available exemption from registration.

        4.     The undersigned's biographical information furnished to the Company and attached here as Exhibit A is true and accurate in all respects and does not omit any material information with respect to the undersigned's background. The undersigned's questionnaire furnished to the Company and attached hereto as Exhibit B is true and accurate in all respects. The undersigned represents and warrants that:

          (a)   the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

          (b)   the undersigned has never been convicted of or pleaded guilty to any crime (i) involving fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the Founder is not currently a defendant in any such criminal proceeding; and

          (c)   the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked.

        5.     (a) Except as disclosed in the offering circular relating to the Offering, neither the undersigned nor any affiliate of the undersigned will be entitled to receive, and no such person will accept, any finder's fee, reimbursement or cash payment from the Company for services rendered to the Company prior to or in connection with the consummation of a Business Combination other than reimbursement for any out-of-pocket expenses related to the Offering and identifying, investigating and consummating a Business Combination.

                 (b) Neither the undersigned nor any affiliate of the undersigned will accept a finder's fee, consulting fee or any other compensation or fees from any person or other entity in connection with a Business Combination, other than compensation or fees that may be received for any services provided following a Business Combination.

        6.     The undersigned has full right and power, without violating any agreement by which he is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement, serve as [specify office] [a director], and hereby consents to being named in the offering circular related to the Offering as an [officer] [director] of the Company

        7.     As used herein, (i) a "Business Combination" shall mean a business combination with one or more target businesses that have an aggregate fair market value of at least 80% of the initial amount held in the Trust Account (excluding the amount held in the trust account representing the underwriters' deferred commission); (ii) "Founder's Shares" shall mean the 10,000,000 shares of Common Stock of the Company (which was subsequently increased to 11,500,000 through a stock split) acquired by the Sponsor prior to the consummation of Offering, of which an aggregate of 230,000 Founder's Shares were subsequently transferred in August 2007 to William H. Cunningham, William A. Montgomery, Brian Mulroney and William F. Quinn; (iii) "Founder's Units" shall mean the units acquired by the Sponsor prior to the consummation of the Offering, with each unit consisting of one Founder's Share and one Founder's Warrant, of which an aggregate of 230,000 Founder's Units were subsequently transferred in August 2007 to William H. Cunningham, William A. Montgomery, Brian Mulroney and William F. Quinn; (iv) "Founder's Warrants" shall mean all of the warrants to purchase 10,000,000 shares of Common Stock of the Company (which was subsequently increased to 11,500,000 through a stock split), acquired by the Sponsor prior to the consummation of the Offering,, of which an aggregate of 230,000 Founder's Warrants were subsequently transferred in August 2007 to William H. Cunningham, William A. Montgomery, Brian Mulroney and William F. Quinn; (v) "Public Stockholders" shall mean the holders of securities issued in the Offering; (vi) "Sponsor" shall mean HH-HACI, LP, a Delaware limited partnership, and (vii) "Trust Account" shall mean the trust fund into which a portion of the net proceeds of the Offering will be deposited.

        8.     This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Texas, without giving effect to its choice of laws principles. This letter agreement shall be binding on the undersigned and such person's respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the expiration of the Lock-Up Period and (ii) the liquidation of the Company; provided, that this letter agreement shall earlier terminate in the event that the Offering is not consummated and closed by November 30, 2007.

[Signature Page Follows]

Sincerely,
[Name]